U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 14, 2003


                          TRANSAX INTERNATIONAL LIMITED
                  formerly known as "Vega-Atlantic Corporation"
        _________________________________________________________________
        (Exact name of small business issuer as specified in its charter)


                                    COLORADO
              ____________________________________________________
              (State or other Jurisdiction as Specified in Charter


         00-27845                                       84-1304106
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7545 Irvine Center Drive
                            Suite 200 Spectrum Center
                            Irvine, California 92618
                    ________________________________________
                    (Address of Principal Executive Offices)


                                (949) 623-8316
                           ___________________________
                           (Issuer's telephone number)

Items 3 through 6 and 8 through 12 not applicable.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        See Item 2 below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         As of the date of this Report, the Board of Directors of Transax International Limited, a Colorado corporation and formerly known as
"Vega-Atlantic Corporation" (the "Company"), has commenced the closing of the acquisition of Transax Limited, a Colorado corporation ("Transax"). Vega-Atlantic Corporation (now known as Transax International Limited), Vega-Atlantic Acquisition Corporation, the Company's wholly-owned subsidiary ("Vega-Atlantic"), Transax Limited, and certain selling shareholders of Transax Limited entered into a merger agreement dated July 22, 2203 (the "Agreement") and the agreement and plan of merger dated July 22, 2003 (the "Merger Agreement").

         Based upon review of a wide variety of factors considered in connection with its evaluation of the Agreement and the Merger Agreement, the Board of Directors of the Company believes that consummation of the Agreement and the Merger Agreement would be fair to and in the best interests of the Company and its shareholders. At a special meeting, the Board of Directors approved and authorized execution of the Agreement and the Merger Agreement. The Board of Directors further authorized and directed the filing with the Securities and Exchange Commission and subsequent distribution to the shareholders of record a proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, for approval of certain corporate actions (the "Proxy Statement").

         The Proxy Statement was filed with the Securities and Exchange Commission on June 18, 2003 and amended on July 16, 2003. The Proxy Statement was circulated to the shareholders of the Company to provide notice that a special meeting of the shareholders of the Company would be held at 2:00 p.m. on August 8, 2003 (the "meeting") for the following purposes: (i) to approve a proposed amendment to the Company's Articles of Incorporation, as amended (the "Amendment") to effectuate a proposed name change of the Company (the "Name Change") to such name as may be approved by the Board of Directors of the Company in its sole and absolute discretion; (ii) to approve a proposed stock option plan for key personnel of the Company (the "Stock Option Plan"); and
(iii) to ratify the prior actions by shareholders of the Company taken pursuant to a written consent of shareholders dated March 25, 2003 approving a reverse stock split of one-for-twenty of the Company's issued and outstanding share of Common Stock effectuated approximately April 2, 2003 (the "Reverse Stock Split").

         Only shareholders of record at the close of business on June 9, 2003 (the "Record Date") were entitled to notice of and to vote the shares of Common Stock, $0.00001 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, an aggregate 1,126,606 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

         Each share of Common Stock held by a shareholder entitled such shareholder to one vote on each matter that was voted upon at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock was necessary to constitute a quorum at the Meeting. Assuming that a quorum was present: (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding was required to approve the proposed Amendment to effectuate the proposed Name Change to such name as may be approved by the Board of Directors in its sole and absolute discretion; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding was required to approve the proposed Stock Option Plan; and (iii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding was required to ratify the prior actions of the shareholders taken pursuant to the written consent of shareholders dated March 25, 2002 approving the Reverse Stock Split.

         On August 8, 2003, the Meeting of shareholders was held with the resulting votes cast either in person or proxy as follows: (i) 822,251 votes FOR approval of the Name Change and 93 votes AGAINST approval of the Name Change;
(ii) 732,782 votes FOR approval of the Stock Option Plan and 126 votes AGAINST approval of the Stock Option Plan; and (iii) 822,201 votes FOR ratification of the Reverse Stock Split and 118 votes AGAINST ratification of the Reverse Stock Split.

         Moreover, on August 8, 2003, the shareholders of Transax holding approximately 92.16% of the issued and outstanding shares of common stock of Transax approved the terms and conditions of the Agreement and the Merger Agreement and its related materials.

         In accordance with the terms of the Agreement, the sole business operations of the Company will be in the development, acquisition and marketing of information network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient eligibility verifications, authorization, claims processing and payment functions that are currently performed manually. Pursuant to the terms of the Agreement, the Company's name has been changed to "Transax International Limited" and, effective August 15, 2003, the Company's trading symbol under the OTC Bulletin Board for its shares of Common Stock has been changed to "TNSXV".

The Merger Agreement

         Pursuant to the terms of the Agreement and a corresponding contribution agreement, the Company has contributed to Vega-Atlantic 11,066,207 shares of its restricted Common Stock, 4,500,000 stock options and 4,100,000 share purchase warrants. Pursuant to further terms of the Agreement, Vega-Atlantic is in the process of: (i) exchanging therefore with the Transax shareholders an aggregate of 11,066,207 shares of the Company's restricted Common Stock (on the basis of each two Transax shares of common stock exchanged into the right to receive one share of Common Stock of the Company); (ii) exchanging therefore with the Transax optionholders an aggregate of 4,500,000 stock options to acquire up to

4,500,000 shares of the Company's Common Stock to replace all stock options presently outstanding in Transax (on the basis of each two Transax stock options exchanged into the right to receive one stock option of the Company); and (iii) exchanging therefore with the Transax warrantholders an aggregate of 4,100,000 share purchase warrants to acquire up to a further 4,100,000 shares of the Company's Common Stock to replace all share purchase warrants presently outstanding in Transax (on the basis of each two Transax share purchase warrants exchanged into the right to receive one share purchase warrant of the Company).

         Interim Secured and Convertible Loan Agreement

         As a condition to entering into and in accordance with the proposed Merger Agreement, the Company agreed to use its commercially reasonable efforts to advance to Transax the aggregate principal sum of up to $250,000 (collectively, the "Principal Sum") within five (5) business days of raising of a minimum of $250,000. As of the date of this Report, the Company has received no funding.

         In accordance with any loan made to Transax, any principal sum loan amount will bear interest accruing at the rate of ten percent (10%) per annum (the "Interest"), and any such principal sum loan amount will be secured pursuant to a fixed and floating charge on all of the assets of Transax then ranking pari passu with all existing liabilities in and to Transax at that time (the "Loan Agreement").

         Pursuant to the terms and conditions of the Loan Agreement, Transax further agreed to repay to the Company all Principal Sum monies which are advanced by the Company to Transax under the Loan Agreement, together with all outstanding Interest accrued thereon, at or before the day which is 90 calendar days from the earlier of one year from the execution date of the Loan Agreement and the date upon which the Merger Agreement terminates for any reason whatsoever, failing which the Company may immediately realize upon any of the security which has been provided by Transax to the Company in accordance with the terms of the Loan Agreement. This loan will become an intercompany loan between parent and subsidiary.

         Transax - Corporate Profile

         Transax is the holding company of TDS Telecommunications Data Systems Ltda. ("TDS") (being renamed "Transax Brazil Ltda"). TDS is a solutions provider. Through a licensing agreement from Transax, TDS is using proprietary software trademarked "MedLink", which is currently operating in Brazil, and employs approximately 40 staff and contract personnel.

         The MedLink solution has been specifically designed for the healthcare and health insurance industry to allow insurance companies to connect to healthcare providers and electronically undertake authorization of health claims in real time. A transaction fee is charged to the insurer for use of the MedLink system. MedLink has been developed as a "total connectivity" solution where Transax is able to provide an insurer with the ability to cost effectively process all of the transactions generated regardless of location of method of generation.

         An in-house authorization system for approximately 1300 healthcare provider locations was developed by MedLink's software development team and sold to Sul America/Aetna Life. Management of the Company believes that Sul America/Aetna Life is the second largest private health insurance company in Brazil. This stand-alone system is currently in use and processes approximately 350,000 claims monthly.

         The strategic focus of Transax is to become a premier international provider of information network solutions for the healthcare providers and health insurance companies, enabling the real time automation of routine patient eligibility verifications, authorization, claims processing and payment functions that are currently performed manually.

         Officers and Directors

         In accordance with the terms and provisions of the Agreement the Board of Directors has: (i) appointed Stephen Walters as a director and as the President and Chief Executive Officer of the Company effective on August 14, 2003; and (ii) appointed Nathalie Pilon, CMA, as the Chief Financial Officer and Secretary of the Company effective on August 14, 2003.

         In accordance with the terms and provisions of the Agreement, the Board of Directors will: (i) nominate and appoint the following additional persons effective approximately on August 22, 2003 to serve as directors of the Company until the next annual meeting of the Company's shareholders or until their successors have been elected and qualified; and (ii) nominate and appoint the following additional persons effective approximately on August 22, 2003 to serve as officers of the Company.

Name                     Age              Position with the Company
____                     ___              _________________________

Stephen Walters          44               President/Chief Executive Officer
                                          and Director

Graeme Smith             45               Vice President and Director


Nathalie Pilon CMA       35               Chief Financial Officer/Secretary

Laurie Bewes BBA         51               Director

David M. Bouzaid         49               Director

Grant Atkins             43               Director

         STEPHEN WALTERS was appointed as the President, Chief Executive Officer and a director of the Company effective on August 14, 2003. Mr. Walters is also the President, Chief Executive Officer and a director of Transax. Mr. Walters has more than 15 years of business experience in the Asia-Pacific Region. He is responsible for corporate development initiatives that have seen a successful restructuring of the predecessor company. Mr. Walters is also the founder and principal of the Carlingford Group of companies based in Singapore. In the past twenty-four months, Mr. Walters has raised over $6,000,000 for investment in promising early stage technology companies principally from North America and to expand their operations to the Asia-Pacific region through the establishment of joint ventures with strategic partners and licensing arrangements. The Carlingford Group focuses on companies in the biomedical, computer network and wireless telecommunications industries. Mr. Walters possesses an in depth knowledge of the public markets having previously acted as President and Chief Executive Officer of a US public company. Mr. Walters currently is a director of a number of private companies in Canada and Singapore.

         GRAEME SMITH has been nominated to be appointed as a Vice President and a director of the Company effective on approximately August 22, 2003. Mr. Smith is also a Vice President and a director of Transax. During the past several years, Mr. Smith was a former general manager of Telstra Technologies of Australia and managing director of Telstra Corporation's customer premises equipment business with a responsibility for a workforce of over 5,500 staff and a cash flow of over $1 billion. Mr. Smith's principal expertise is related to business development, marketing and strategic planning within the telecommunications industry. More recently, Mr. Smith co-founded a private telecommunications company and successfully raised over $100 million in the capital markets for mergers and acquisition purposes. Currently, Mr. Smith is also Chairman and President of an organization that specializes in assisting telecommunication companies seeking entry into the global marketplace.

         NATHALIE PILON was appointed as the Chief Financial Officer and Secretary of the Company effective on August 14, 2003. Ms. Pilon is also the Chief Financial Officer and secretary of Transax. Over the past several years,
Ms. Pilon has gained significant experience in finance, international accounting, management and strategic planning while acting as Controller for development stage corporations, such as Lorus Therapeutics, Inc. (formerly Imutec Corporation Inc.). Ms. Pilon was also formerly Chief Financial Officer for MIV Therapeutics Inc., an OTCBB listed company. Over the past few years, Ms. Pilon consulted with various biotech and high tech companies, including Chromos Molecular Systems and International Hydro Cut. Ms. Pilon holds a CMA designation and obtained her bachelor's degree in Business Administration from Sherbrooke University in 1990.

         LAURIE BEWES has been nominated to be appointed as a director of the Company effective on approximately August 22, 2003. Mr. Bewes is also a director of Transax. Mr. Bewes has a Bachelor of Business Administration (RMIT) and is a member of the Australian Institute of Company Directors (MAICD). His business background over the past 20 years includes joint ventures, business development, mergers, infrastructure privatization and start-ups across South America (Argentina and Brazil), Asia (Indonesia, Singapore and Malaysia) and Australia/New Zealand. Mr. Bewes has worked in various senior executive positions for companies such as P & O, ANL and TNT.

         DAVID BOUZAID has been nominated to be appointed as a director of the Company effective on approximately August 22, 2003. Mr. Bouzaid is also a director of Transax. Mr. Bouzaid has accumulated 27 years' experience in the health insurance industry within Asia and the Australasia region. Mr. Bouzaid specializes in New Business Development within the health insurance industry and over the past four years he has gained a wealth of experience in Global Healthcare Insurance. Mr. Bouzaid is currently regional director (Asia-Pacific) for Interglobal Insurance Services Ltd. based in Bangkok, Thailand.

         GRANT ATKINS is a director of the Company and has been the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer since October 15, 1998. For the past six years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. During 1998 and 1999 Mr. Atkins was a consultant through the private management consulting companies of TriStar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins is also a member of the board of directors of Intergold Corporation, a publicly traded corporation formerly engaged in the exploration of gold and silver, and a member of the board of directors of GeneMax Corp., a publicly traded corporation.

         Changes in Control of Registrant

         As a result of the issuance of restricted shares of Common Stock and the grant of common stock options and purchase warrants pursuant to the Agreement, there was a change in control of the Company. After completion of the issuances of Common Stock and options and warrants as required by the Agreement, the total estimated capitalization of the Company is 12,172,908 shares of Common Stock issued and outstanding. As of the date of this Report, the Company has issued an aggregate of 11,066,207 shares of its restricted Common Stock to the Transax Shareholders and has granted an aggregate of 4,100,000 warrants and 4,500,000 options to the existing Transax warrantholders and optionholders. The table below reflects ownership assuming all issuance of Common Stock have been made and all grants of options and warrants have been made in accordance with the terms of the Agreement.

         The Board of Directors hereby set forth the names and addresses, and the approximate number of shares of Common Stock owned of record, or to be owned of record, or beneficially by each person who owned, or is known by the Company to own beneficially, more than five percent (5%) of the Company's Common Stock, and the name and shareholdings of each officer and director and all officers and directors of the Company as a group.

         After completion of the issuances of Common Stock and options and warrants as required by the Agreement, the total estimated capitalization of the Company is 12,172,908 shares of Common Stock issued and outstanding.

________________________________________________________________________________

Title of Class     Name and Address         Amount and Nature         Percent of
                   of Beneficial Owner      of Beneficial Ownership    of Class
________________________________________________________________________________
                                                          (1)(2)
Common Stock       Carlingford                   1,000,000                 8.21%
                    Investments Limited
                    80 Raffles Place
                    #16-20 UOB Plaza II
                    Singapore 048624

                                                          (1)(3)
Common Stock       Cardlink Worldwide, Inc.      1,191,870                 9.79%
                    2330 NW 102nd Avenue, #5
                    Miami, Florida 33172

                                                          (1)(4)
Common Stock       Stephen Walters               7,100,850                44.74%
                    Bali View Block A4/7
                    Jl. Cirendeu Raya 40
                    Jakarta Seletan 13419
                    Indonesia

                                                          (1)(5)
Common Stock       Graeme Smith                    150,000                 1.22%
                    25 South Harper's Rd.
                    Woodend
                    Victoria, Australia
                    3442

                                                          (1)(6)
Common Stock       Nathalie Pilon                  150,000                 1.22%
                    2919 Ontario Street
                    Vancouver, British Columbia
                    Canada V5T 2Y3

                                                          (1)(7)
Common Stock       Laurie Bewes                    425,000                 3.43%
                    429 Willarong Road
                    Caringbah, Australia
                    N5W 2229

                                                          (1)(8)
Common Stock       David Bouzaid                   250,000                 2.02%
                    Jl. Bangka 7
                    Dalam No. 3A
                    Kemang
                    Jakarta Selata 12730
                    Indonesia

                                                          (1)
Common Stock       Grant Atkins                        250                 .002%
                    435 Martin Street
                    Suite 2000
                    Blaine, Washington 98230

                                                          (9)
Common Stock       All officers and directors    7,801,100                47.21%
                    as a group (6 persons)

________________________________________________________________________________
(1)
  These are restricted shares of Common Stock.
(2)
  The 1,000,000 shares of Common Stock is held of record by Carlingford Invest-ments Limited as trustee on behalf of several underlying shareholders of Carlingford Investments Limited.
(3)
  The 1,191,870 shares of Common Stock is held of record by Cardlink Worldwide, Inc. as trustee on behalf of several underlying shareholders of Cardlink Worldwide, Inc.
(4)
  Mr. Stephen Walters is an initial founding shareholder of Transax Limited. This figure includes: (a) 4 shares of Common Stock held of record by Mr. Walters; (b) 3,400,846 shares of Common Stock held of record by Carlingford Investments Limited, over which Mr. Walters has sole voting and disposition rights; (c) an assumption of the exercise by Mr. Walters of an aggregate of 1,000,000 options granted to Mr. Walters to acquire 1,000,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008; and (d) an assumption of the exercise by Carlingford Investments Limited of an aggregate of 2,700,000 warrants held of record by Carlingford Investments Limited, over which Mr. Walters has sole and disposition rights, into 2,700,000 shares of Common Stock at a price of $1.00 per share expiring on August 14, 2008.

(5)
  Represents an assumption of the exercise by Mr. Smith of an aggregate of 150,000 options to acquire 150,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.
(6)
  This figure includes (a) 50,000 shares of Common Stock; and (b) an assumption of the exercise by Ms. Pilon of an aggregate of 100,000 options to acquire 100,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.
(7)
  This figure includes (a) 225,000 shares of Common Stock; and (b) an assumption of the exercise by Mr. Bewes of an aggregate of 200,000 options to acquire 200,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.
(8)
  This figure includes (a) 50,000 shares of Common Stock; and (b) an assumption of the exercise by Mr. Bouzaid of an aggregate of 200,000 options to acquire 200,000 shares of Common Stock at $0.50 per share expiring on August 14, 2008.
(9)
  This figure includes: (1) 3,726,100 shares of Common Stock; (b) the assumption of the exercise of an aggregate of 1,650,000 options into 1,650,000 shares of Common Stock; and (c) the assumption of the exercise of an aggregate of 2,700,000 warrants into 2,700,000 shares of Common Stock.

  The change in control was relinguished pursuant to previous beneficial owner-ship as follows: (1) Investor Communications International Inc. holding of record 303,562 shares of Common Stock, representing a then 26.94% equity interest; (ii) Alexander W. Cox holding of record 216,165 shares of Common Stock, representing a then 19.19% equity interest; (iii) Brent Pierce holding of record 70,312 shares of Common Stock, representing a then 6.24% equity interest;
(iv) Pacific Rim Financial Inc. holding of record 56,665 shares of Common Stock, representing a then 5.03% equity interest; and (v) TriStar Financial Services Inc. holding of record 60,811 shares of common stock, representing a then 5.40% equity interest.

         Except as set forth above, there are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

              To be filed.

(b) Pro Forma Financial Information.

              To be filed.

(c) Exhibits.

              None

                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         TRANSAX INTERNATIONAL LIMTIED


Date: August 19, 2003                    By: /s/ STEPHEN WALTERS
                                             ______________________________
                                             Stephen Walters, President and
                                             Chief Executive Officer